Exhibit 10(ii)

                   [FORM OF] AMENDED AND RESTATED SUPPLEMENTAL
                             COMPENSATION AGREEMENT

     THIS AGREEMENT made and entered into as of the first day of October, 1996, between National Standard Company, an Indiana corporation (the "Company"), and _________________ ("Employee").

     WHEREAS, there have been a series of unexpected takeovers of U.S. corporations, in a number of cases by corporations located outside the U.S. and current conditions may contribute to the continuation or acceleration of this trend;

     WHEREAS, the possibility of sudden takeovers by previously unknown and possibly foreign purchasers can contribute to uncertainty of employment and also loss of valuable managers of the Company to the detriment of the Company and its shareholders; and

     WHEREAS, the Company is desirous of providing the Employee with supplemental compensation should the Employee be terminated as the result of a change of ownership or takeover of the Company;

     NOW THEREFORE, in consideration of the premises and the mutual promises herein contained, it is agreed as follows;

          (1) In the event that the Company, during the employment period, makes any substantial change in the Employee's employment conditions, authority or job responsibilities which materially restricts his ability to perform the functions of Vice President of Finance of the Company during a two year period immediately following

               (i) the acquisition by any person or entity [other than any "employee stock ownership plan" or any "defined benefit plan" (as defined under the Internal Revenue Code) maintained by the Company] of 40% or more of the combined voting power of the Company's outstanding securities or (ii) a change in the membership of a majority of the Board of Directors following the acquisition by any person or entity [other than any "employee stock ownership plan" or any "defined benefit plan" (as defined under the Internal Revenue Code) maintained by the Company] of 20% or more of the combined voting power of the Company's outstanding securities the Employee may, by written notice, notify the Company that the change or changes constitutes a termination by the Company without cause. Upon such notice, the employment period shall be considered terminated thirty (30) days after the notice.

          (2) Upon termination of the Employee, the Company shall provide as a severance benefit to the Employee as liquidated damages for breach by the Company of its otherwise applicable obligations hereunder, the sum of (i) through (iii) set forth below.

               (i) A benefit payment equal to the Employee's then current base monthly salary which benefit will be paid monthly for a period of twenty four (24) months.

               (ii) Continuation of term life insurance and medical and health insurance for the 24 month period as set forth in Paragraph (2) (i) above.

               (iii) A full distribution of all of the Employee's and the Company matching contributions under the Employee Stock Savings Plan computed as if the Employee had attained 100% vesting at the time of termination.

               Benefits provided to the Employee under the provisions of this Paragraph (2) shall be offset by normal termination benefits otherwise provided by the Company to such Employee.


          (3) The Employee agrees that without the consent of the Company he will not at any time after the termination date (except as required by law) disclose to any person confidential information concerning the Company or any of the Company's trade secrets.

          (4) The Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise. However, the benefits provided to Employee under the provisions of Paragraphs (2)(i) shall immediately cease if Employee should secure other employment at a salary equal to, or greater than, the monthly benefit payment described in Paragraph (2)(i) above.

          (5) In the event the Employee shall file suit or take any other legal action to enforce any of his rights under this Agreement and shall be successful, the Employee shall be entitled to recover from the Company reasonable attorneys' fees and other reasonable costs incurred by the Employee in connection therewith. If, however, legal action is brought by the Employee to enforce any of his rights under this Agreement and the litigation is dismissed on a motion for summary judgment or for failure to state a cause of action, the Employee will be obligated to pay the Company's legal fees incurred in connection with defending that litigation.

          (6) This Agreement shall be binding upon and its benefits shall accrue to the heirs, successors and assigns of the parties hereto.

          (7) This Agreement shall terminate on September 30, 1999, provided that such termination shall not reduce or invalidate any rights or obligations accrued prior to the termination date of this Agreement.

          (8) This Agreement terminates and replaces all prior agreements relating to the subject matter hereof.

          (9) This Agreement may be executed in two counterparts, both of which shall be deemed an original, but which together shall constitute one instrument.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the Employee and the Company's officer thereunto duly authorized as of the day and year first above written.


NATIONAL STANDARD COMPANY               EMPLOYEE


By:__________________________            ____________________